UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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NORTHERN STATES FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

January 2, 2009

Dear Stockholder:

A Special Meeting of Stockholders of Northern States Financial Corporation, a Delaware corporation, will be held at the offices of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois, on Thursday, January 15, 2009 at 4:30 p.m.

The attached Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the special meeting. Stockholders will be asked to approve an amendment to our Certificate of Incorporation, as amended, to authorize 1,000,000 shares of preferred stock of the Company, $0.40 par value per share, and provide the Board of Directors with the flexibility to issue preferred stock in the future. Stockholders also will be asked to approve any adjournment of the special meeting, if necessary, to solicit additional proxies in order to approve the amendment. Our directors and officers will be present at the special meeting to respond to questions that you may have.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, it is urgent that you vote your shares as soon as possible. If the charter amendment referred to in the attached Proxy Statement is passed, it may allow the Company to take advantage of low-cost capital-raising opportunities provided through new federal programs. If you attend the special meeting, you may withdraw your proxy and vote in person, even if you have previously voted.

Sincerely,

Fred Abdula
Chairman of the Board

INTRODUCTION
INFORMATION ABOUT THE SPECIAL MEETING
PROPOSAL ONE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
PROPOSAL TWO: ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF FINANCIAL INFORMATION
STOCKHOLDER PROPOSALS
OTHER BUSINESS
STOCKHOLDER COMMUNICATIONS
ANNEX A

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
To Be Held On January 15, 2009

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the “Special Meeting”) of Northern States Financial Corporation, a Delaware corporation (the “Company”) will be held at the offices of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois, on Thursday, January 15, 2009 at 4:30 p.m.

A proxy statement and proxy card for this Special Meeting are enclosed. The special meeting is for the purpose of considering and voting upon the following proposals:

1. To act on a proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Company, as amended, to authorize up to 1,000,000 shares of preferred stock, par value $0.40 per share, and to provide the Board of Directors with the express authority to fix the number, rights, powers, preferences, qualifications, limitations and restrictions of each series of preferred stock.

2. To approve any adjournment, postponement or continuation of the Special Meeting, if necessary, to solicit additional proxies in order to approve the Amendment.

3. To conduct such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Company’s Board of Directors is not aware of any other business to come before the Special Meeting.

Action may be taken on the foregoing proposals at the Special Meeting on the date specified, or on any dates to which, by original or later adjournment, the Special Meeting may be adjourned. Stockholders of record at the close of business on November 19, 2008 are entitled to vote at the Special Meeting and any adjournments thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by a stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. Any stockholder present at the Special Meeting may revoke his or her proxy and vote personally on each matter brought before the Special Meeting.

By Order of the Board of Directors:

Helen Rumsa
Secretary

Waukegan, Illinois
January 2, 2009

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 15, 2009

INTRODUCTION

We are sending this proxy statement to you as a stockholder of Northern States Financial Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies for a special meeting of stockholders to be held at the offices of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois, on Thursday, January 15, 2009 at 4:30 p.m. (the “Special Meeting”). The Company’s Board of Directors (the “Board of Directors”) is soliciting proxies for use at the Special Meeting and at any postponements or adjournments thereof. Only stockholders of record as of the close of business on November 19, 2008, which we refer to as the record date, will be entitled to vote at the Special Meeting. The proxy solicitation materials for the Special Meeting are first being distributed to stockholders of record on or about January 2, 2009.

Your proxy is being solicited by the Board of Directors. The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates in person, by telephone or by facsimile. The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company’s stock.

INFORMATION ABOUT THE SPECIAL MEETING

Why is the Company holding a Special Stockholders’ Meeting?

The recent challenges experienced as a result of turbulence in the financial markets make it necessary for financial institutions to not only preserve existing capital, but to supplement such capital as a protection against further economic difficulties. Recently, certain capital-raising opportunities have been presented by the federal government that provide the Company with options to generate capital in a low-cost manner. We would like to consider these opportunities to ensure that during these uncertain times, the Company is well-positioned to support its existing operations.

Where will the Special Meeting be held?

The Special Meeting will be held on Thursday, January 15, 2009, at 4:30 p.m. at the offices of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.

What items will be voted upon at the Special Meeting?

Stockholders will be voting on the following matters:

1. To act on a proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), to authorize up to 1,000,000 shares of preferred stock of the Company, par value $0.40 per share (the “Preferred Stock”), and to provide the Board of Directors with the express authority to fix the number, rights, powers, preferences, qualifications, limitations and restrictions of each series of Preferred Stock.

2. To approve any adjournment, postponement or continuation of the Special Meeting, if necessary, to solicit additional proxies in order to approve the Amendment.

3. To conduct such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Why is the Amendment to the Certificate of Incorporation necessary?

The Board of Directors believes that the creation of preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. First, the authorization of the Preferred Stock would permit the Company to participate in the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program, which is presently being implemented by the U.S. Department of Treasury (the “U.S. Treasury”). Pursuant to this program, the U.S. Treasury is purchasing equity securities of qualifying financial institutions in order to enhance such institutions’ capital levels and to boost confidence in the stability of the U.S. financial system. The Board of Directors has deemed it advisable and in the best interests of the Company that it participate in the CPP in order to raise additional capital. The Company submitted its application to participate in the CPP to the U.S. Treasury on November 13, 2008; however, as of the date of this proxy statement, the Company has not been notified as to whether it will be allowed to participate in the CPP. Moreover, the U.S. Treasury is not obligated to accept the Company’s application to participate in the CPP, and the estimated proceeds of any sale of securities by the Company to the U.S. Treasury are not guaranteed.

Secondly, the authorization of the Preferred Stock would permit the Board of Directors to issue such stock without further stockholder approvals or delay and, thereby, provide the Company with maximum flexibility with respect to participation in the CPP and in structuring acquisitions, joint ventures, strategic alliances and capital-raising transactions, if such opportunities arise, and for other corporate purposes. The Preferred Stock would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated stock issuance.

The Board of Directors believes that this will also help to reduce costs because it will not have to seek additional stockholder approval in the future to issue preferred shares unless it is required to obtain stockholder approval for the transaction under the rules of the Nasdaq Stock Market, on which exchange the Company’s common shares are listed. Although the Company presently contemplates no particular transaction involving the issuance of Preferred Stock other than in connection with the CPP, management of the Company believes that Preferred Stock could be a component in future raising of capital.

Who can vote?

You are entitled to vote your common stock if the Company’s records show that you held shares of the Company’s common stock as of the close of business on November 19, 2008, the record date for the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. Common stock is the Company’s only class of voting securities.

How do I vote?

You can vote on matters that are properly presented at the Special Meeting in two ways:

•	Vote by returning your proxy card by mail; or

•	You may attend the Special Meeting and cast your vote in person.

Unless you instruct otherwise, your proxies will vote your shares FOR the amendment to the Certificate of Incorporation to authorize the preferred stock, FOR the proposal to adjourn, postpone or continue the Special Meeting to solicit additional proxies, if necessary, and in their discretion on any other proposal considered at the Special Meeting.

How do I vote if my shares are held in “street name”?

If your shares are held in an account at a brokerage firm, a bank, or other nominee, then that party is considered the stockholder of record for voting purposes and should give you instructions for voting your shares. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I change or revoke my proxy?

Stockholders who execute proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting. A proxy will not be voted if a particular stockholder attends the Special Meeting and revokes his/her proxy by notifying the Secretary at the Special Meeting. Any stockholder who attends the Special Meeting and revokes his/her proxy may vote in person. However, your attendance at the Special Meeting alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow their instructions. Proxies solicited by the Board of Directors will be voted according to the directions given therein.

If I vote in advance can I still attend the Special Meeting?

Yes. You are encouraged to vote promptly by returning a proxy card by mail so that your shares will be represented at the Special Meeting. However, voting your shares does not affect your right to attend the Special Meeting and vote your shares in person.

What constitutes a quorum and how many votes are required for the proposals?

The Company will have a quorum and will be able to conduct the business of the Special Meeting if the holders of a majority of the votes that stockholders are entitled to cast are present at the Special Meeting, either in person or by proxy. There were 4,072,255 shares of the Company’s common stock issued and outstanding on November 19, 2008, the record date. A majority of the issued and outstanding shares, or 2,036,128 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Special Meeting.

Broker Vote.  If you hold your shares in a bank or brokerage account you should be aware that if you fail to instruct your bank or broker how to vote, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items, such as the proposal to approve the Amendment.

Votes Required for the Approval of the Proposals.  To approve the two proposals, the following proportion of votes is required:

Impact of Abstentions and
Broker
Item	Vote Required	Non-Votes, if any

Amendment to the Certificate of Incorporation	Approval of the majority of the outstanding shares entitled to vote at the Special Meeting	Considered as votes against the proposal
Adjournment, Postponement or Continuation of the Special Meeting to solicit additional proxies, if necessary	Approval of the majority of the votes cast at the Special Meeting	Not considered as votes cast

The Company’s policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.

What is the recommendation of the Company’s Board of Directors?

The Board of Directors recommends that each stockholder vote FOR the Amendment to the Certificate of Incorporation and FOR the proposal to adjourn, postpone or continue the Special Meeting to solicit additional proxies, if necessary.

What will the consequences be if Proposal One is not approved, or if the Company’s application to participate in the CPP is denied?

If Proposal One is not approved, or if the Company’s application to participate in the CPP is denied, management believes the Company would have a distinct disadvantage against competitors in the current environment and it could limit our ability to raise and attract capital to sustain the operations and growth of the Company in the future. However, management currently believes that the failure of Proposal One to be approved or the denial of the Company’s participation in the CPP will not have a material effect on the Company’s liquidity, capital resources and/or results of operations.

Who pays for the solicitation of proxies?

The accompanying proxy is being solicited by the Board of Directors. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.

Will representatives of the Company’s independent auditors be in attendance at the Special Meeting?

Given the limited purposes of the Special Meeting, representatives of the Company’s independent auditors, Plante & Moran, PLLC, are not expected to be present at the Special Meeting or otherwise available to respond to questions from stockholders.

PROPOSAL ONE:
APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

Under the Company’s existing Certificate of Incorporation, the Company does not have the authority to issue preferred stock. If the stockholders approve Proposal One to amend the Certificate of Incorporation, the Company will be authorized to issue up to 1,000,000 shares of preferred stock, $0.40 par value per share. Each class or series of Preferred Stock that may be authorized would have such designations, preferences, rights, qualifications, limitations or restrictions as will be expressed in the resolution or resolutions adopted by the Board of Directors from time to time providing for the issuance of such stock. As such, the Preferred Stock would be available for issuance without further action by the Company’s stockholders, except as may be required by applicable law or pursuant to the requirements of the Nasdaq Stock Market or other securities exchange or quotation system upon which the Company’s securities are then trading or quoted.

As approved by the Board of Directors, subject to approval at the Special Meeting, Article Fourth of the Certificate of Incorporation of the Company will be amended in its entirety to read as set forth on Annex A attached to this proxy statement.

The Board of Directors believes that the creation of Preferred Stock is advisable and in the best interests of the Company and its stockholders for several reasons. First, the authorization of the Preferred Stock would permit the Company to participate in the Capital Purchase Program, or “CPP,” presently being implemented by the U.S. Treasury. Pursuant to this program, the U.S. Treasury is purchasing equity securities of qualifying financial institutions in order to enhance such institutions’ capital levels and to boost confidence in the stability of the U.S. financial system. The Board of Directors has deemed it advisable and in the best interests of the Company that it participate, to the maximum extent allowed, in the CPP in order to raise additional capital. The Company submitted its application to participate in the CPP to the U.S. Treasury on November 13, 2008; however, as of the date of this proxy statement, the Company has not been notified as to whether it will be allowed to participate in the CPP. Moreover, the U.S. Treasury is not obligated to accept the Company’s application to participate in the CPP, and the estimated proceeds of any sale of securities by the Company to the U.S. Treasury are not guaranteed.

Secondly, the authorization of the Preferred Stock would permit the Board of Directors to issue Preferred Stock without further stockholder approvals or delay, which would provide the Company with maximum flexibility with respect to any participation in the CPP and in structuring acquisitions, joint ventures, strategic alliances and capital-raising transactions, if such opportunities arise, and for other corporate purposes. The Preferred Stock would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated stock issuance.

If the Amendment is approved, the Board of Directors would be authorized to issue Preferred Stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by the Board of Directors. The authority of the Company’s Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

•	the number of shares (up to the number of shares authorized) and designation of any series of Preferred Stock;

•	the dividend rate and whether dividends are to be cumulative;

•	whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series;

•	whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions;

•	whether the shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting powers, full or limited, if any, of the shares;

•	whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

The ability of the Board of Directors to issue Preferred Stock without additional stockholder approval may be deemed to have an anti-takeover effect. Proposal One, however, is not being proposed in order to prevent a change in control, and is not in response to any present attempt known to the Board of Directors to acquire control of the Board of Directors, to obtain representation on the Board of Directors or to take significant action that would affect control of the Company. Although the Company has no such plans, the Company could use the Preferred Stock to oppose a hostile takeover attempt or to delay or prevent changes of control or changes in or removal of management of the Company.

Capital Purchase Program

The Board does not have any plans calling for the issuance of shares of Preferred Stock at the present time, other than the possible issuance of Preferred Stock to the U.S. Treasury in connection with the CPP as described below.

In October 2008, the U.S. Treasury announced the voluntary Capital Purchase Program, or “CPP.” According to the U.S. Treasury, the CPP is designed to encourage U.S. financial institutions to build capital and increase the flow of financing to U.S. businesses and consumers to support the U.S. economy. Under the CPP as currently in effect, the U.S. Treasury will purchase up to $250 billion of senior preferred shares issued by financial institutions that elect to participate and are accepted in the CPP.

If approved for participation in the CPP, the Company may sell an amount of senior preferred stock (the “Senior Preferred Shares”) to the U.S. Treasury equal to not less than 1% ($5,737,230) of the risk-weighted assets of the Company, and not more than the lesser of (a) $25 billion and (b) 3% ($17,211,690) of the Company’s risk-weighted assets. However, the estimated proceeds of any proposed sale of securities by the Company to the U.S. Treasury are not guaranteed. The Senior Preferred Shares would qualify as Tier 1 capital and would pay a cumulative dividend rate of five percent per annum for the first five years and a rate of nine percent per annum after year five. The Senior Preferred Shares would be non-voting, other than class voting rights on matters that could adversely affect the shares. The Senior Preferred Shares would be callable at par after three years. Prior to the end of three years, the Senior Preferred Shares may be redeemed at par with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common stock resulting in proceeds of not less than 25 percent of the issue price of the Senior Preferred Shares. The U.S. Treasury also may transfer the Senior Preferred Shares to a third party at any time. If requested by the U.S. Treasury, pursuant to the terms of the CPP, the Company may be required to effect the registration of the Senior Preferred Shares and the shares of common stock issuable upon exercise of the warrants, as described below, and qualify the securities covered by such registration statement under the securities laws of the various states, if necessary.

In conjunction with any purchase of Senior Preferred Shares, the U.S. Treasury would receive warrants to purchase common stock of the Company with an aggregate market price equal to fifteen percent of the senior preferred investment. The exercise price on the warrants would be the market price of the Company’s common stock at the time of issuance, calculated on a 20-day trading day trailing average. As of November 17, 2008, the twenty (20) day average market price of the Company’s common stock was $7.14 based on the market price information available to the Company. The actual 20-day average may be higher or lower at the time of any issuance of warrants by the Company to the U.S. Treasury.

Companies participating in the CPP must adopt the Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds equity issued under the CPP. These standards generally apply to the chief executive officer, chief financial officer, plus the three most highly compensated executive officers. In addition, companies would agree not to deduct for tax purposes annual executive compensation in excess of $500,000 for each senior executive. With the exception of the Bank’s President, Scott Yelvington, presently we do not have any employment or other compensation arrangements with respect to any of our senior officers that would require any amendment, waiver or other modification in order to comply with the Treasury’s limits on executive compensation. However, the terms of the CPP released by the U.S. Treasury require that the Company’s chief executive officer, chief financial officer and next three most highly compensated executive offers must execute a waiver releasing the U.S. Treasury from any claims that they might have against the U.S. Treasury as a result of the issuance of any federal regulations that require the modification of the terms of their employment arrangements.

If we are approved to receive an investment of the maximum allowable amount under the CPP (3% of the Company’s risk-weighted assets, or $17,211,690), we would expect that a portion of the funds received would be retained by the Company to assure our ability to satisfy the dividend payments on the Senior Preferred Shares as and when they become due and payable. The remainder of the funds would be used for general corporate purposes, including making such funds available to the Bank as needed to meet the loan demands of its clients and customers, maintaining a sound capital position for the Bank and generally supporting the Bank’s ongoing operations.

Except for the issuance of the Senior Preferred Shares under the CPP on the holders of common stock, the actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board of Directors determines the specific rights of any shares of the Preferred Stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the stockholders. Holders of the Company’s common stock will not have preemptive rights with respect to the Preferred Stock. Based on the CPP term sheet provided by the U.S. Treasury and applicable to all publicly traded financial institutions that seek to participate in the CPP, the expected effects on holders of our common stock, which is the Company’s only outstanding class of securities, if the Company were to issue Senior Preferred Shares to the U.S. Treasury under the CPP are as follows:

Restrictions on dividends.  Generally, for as long as any Senior Preferred Shares are outstanding, no dividends may be declared or paid on the Company’s common stock and the Company may not repurchase or redeem any common stock unless dividends due with respect to the Senior Preferred Shares have been paid in full. In addition, the consent of the Treasury will be required for any increase in the per share dividends on the Company’s common stock until the third anniversary of the date of U.S. Treasury’s investment unless prior to the third anniversary, the Senior Preferred Shares are redeemed in whole or the Treasury has transferred all of its shares to third parties. Under this provision, however, the Company could reduce its dividend and subsequently restore it during the three-year period.

Stock repurchases.  Generally, redemption or repurchase of equity or trust preferred securities will not be permitted without the U.S. Treasury’s approval. Under the current CPP terms, the Company would be permitted to redeem or repurchase equity or trust preferred securities under certain circumstances, including to offset dilution related to employee benefit plans in a manner consistent with past practice or pursuant to certain agreements pre-dating participation in the CPP. This restriction would be in effect until the third anniversary of the date of the U.S. Treasury’s investment, unless prior to the third anniversary the Company redeems all the Senior Preferred Shares or the U.S. Treasury transfers all of its Senior Preferred Shares to third parties.

Voting rights.  The Senior Preferred Shares will be non-voting, other than certain class voting rights, including voting rights with respect to any authorization or issuance of shares ranking senior to the Senior Preferred Shares and with respect to any merger, exchange or similar transaction that adversely affects the rights of the Senior Preferred Shares. If dividends on the Senior Preferred Shares are not paid in full for six dividend periods, whether or not consecutive, holders of the Senior Preferred Shares will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Dilutive effect.  As of November 19, 2008, there were 4,072,255 shares of the Company’s common stock issued and outstanding. Assuming the U.S. Treasury approves the Company’s application to participate in the CPP at a level equal to 3% of its risk-weighted assets, the Company would issue $17,211,690 in Senior Preferred Shares to the U.S. Treasury. Additionally, assuming the issuance of $17,211,690 in Senior Preferred Shares, the Company also would be required to issue warrants to purchase 361,590 shares of common stock assuming (for illustrative purposes only) a $7.14 exercise price, representing approximately 9% of our issued and outstanding common shares as of November 19, 2008. Under the terms of the CPP, the warrants would have a ten-year term and would be immediately exercisable, although the U.S. Treasury has agreed it would not exercise its voting rights with respect to any shares of common stock issued to the U.S. Treasury upon the exercise of any of the warrants.

An exercise price exceeding the illustrative $7.14 would result in fewer shares being issued, and potentially less dilution, while an exercise price of less than $7.14 would result in more shares being issued, and potentially greater dilution, in each case assuming for this purpose no increase or decrease in the total number of shares outstanding.

With respect to book value per share, an exercise of all of the warrants could dilute the Company’s book value per share, but only in the event that the exercise price does not exceed the then-existing book value per share. As of September 30, 2008, the Company’s book value per share was $16.70, while the closing price of the Company’s common stock over the 52-week period ending November 19, 2008 ranged from a low of $5.05 to a high of $22.77.

Liquidation rights.  In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Senior Preferred Shares will be entitled to receive an amount per share equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. Holders of the Senior Preferred Shares will be entitled to receive their liquidation amount out of the Company’s assets that are available for distribution to shareholders before any distribution of assets is made to holders of the Company’s common stock.

The Board does not have any plans calling for the issuance of shares of Preferred Stock at the present time, other than the possible issuance of Senior Preferred Shares to the U.S. Treasury if the Company is accepted to participate in the CPP. Regardless of whether the Company ultimately issues the Senior Preferred Shares under the CPP, the Board of Directors believes that approval of the proposed Amendment is in the Company’s best interest for the reasons described above.

Pro Forma Impact of Capital Purchase Program

The following tables set forth the Company’s financial position as of September 30, 2008 and results of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007:

•	on an actual basis:

•	on an adjusted basis to give effect to the sale of $5.7 million and $17.2 million of the Company’s preferred stock, which represents 1% and 3% of the Company’s risk-weighted assets, respectively, assuming the Company’s participation in the CPP as described above.

The pro forma information assumes that the Company received the funds from the CPP at the beginning of the period shown in the statements of operations and that the funds were placed into federal funds sold. As it would take time to deploy any portion of the funds to support loan demand, no redeployment was assumed in the pro forma statements with the funds remaining in federal funds sold included in the consolidated balance sheets as cash and cash equivalents.

The pro forma statements of operations reflect interest earned on federal funds sold based on the Company’s average yield earned on those financial instruments during those time periods. Income taxes on the interest earned on federal funds sold was calculated using the Company’s effective tax rate of 38.8%. The accretion of estimated discount on preferred stock is based on the fair value and cost of warrants issued in conjunction with the fair value of the preferred stock required under the CPP and is accreted for five years using a level yield. The accretion of estimated discount on preferred stock was estimated for the nine months ended September 30, 2008 as $30,000 for the 1% amount and $90,000 for the 3%. For the year ended December 31, 2007, the estimated discount on preferred stock was $40,000 for the 1% amount and $121,000 for the 3% amount. The effective yield of the preferred stock, including the discount accretion, is 5.9%. The pro forma statements of operations also reflect the estimated dilutive effect on earnings per share of the warrants using the treasury stock method.

The pro forma information presented below may change materially under the 1% As Adjusted or the 3% As Adjusted scenarios based on actual proceeds received under the CCP if the Company’s application is approved by the Treasury, the timing and utilization of the proceeds as well as certain other factors including changes in the Company’s common stock price that will affect the conversion price of the warrants at issuance and changes to the discount rate used to determine the fair value of the preferred stock. The pro forma consolidated financial statements are provided for the purpose of providing stockholders with information that may be useful for purposes of considering and evaluating the proposals to amend the Company’s Certificate of Incorporation. The pro forma information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the Company would have been had the Company received the proceeds from the U.S. Treasury as of or during the periods presented.

These tables should be read in conjunction with the information under “Management’ Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements for the nine months ended September 30, 2008 included in our third quarter Quarterly Report on Form 10-Q and our audited consolidated financial statements for the year ended December 31, 2007 and related notes and other financial information included in our Annual Report on Form 10-K for the year then ended.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2008
	(Unaudited)
		Pro Forma(1)(8)
(Dollars in thousands, except per share data)	Actual	1% as Adjusted	3% as Adjusted

Interest income(2)	$27,160	$27,171	$27,192
Interest expense	10,473	10,473	10,473

Net interest income	16,687	16,698	16,719
Provision for loan and lease losses	8,129	8,129	8,129

Net interest income after provision for loan and lease losses	8,558	8,569	8,590

Noninterest income	1,255	1,255	1,255
Noninterest expense	12,978	12,978	12,978

Income before income taxes	(3,165)	(3,154)	(3,133)
Income taxes(3)	(1,435)	(1,431)	(1,422)

Net income	$(1,730)	$(1,723)	$(1,711)

Dividends to preferred stockholders(5)(7)	0	215	645
Accretion of discount on preferred stock(6)(7)	0	38	115

Net income available to common stockholders	$(1,730)	$(1,976)	$(2,471)

Basic earnings per share	$(0.42)	$(0.48)	$(0.60)

Diluted earnings per share	$(0.42)	$(0.48)	$(0.60)

Average basic shares outstanding	4,112,356	4,112,356	4,112,356
Average diluted shares outstanding(4)	4,112,356	4,140,745	4,197,529

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007
	(Unaudited)
		Pro Forma(1)(8)
(Dollars in thousands, except per share data)	Actual	1% as Adjusted	3% as Adjusted

Interest income(2)	$38,421	$38,435	$38,464
Interest expense	20,060	20,060	20,060

Net interest income	18,361	18,375	18,404
Provision for loan and lease losses	81	81	81

Net interest income after provision for loan and lease losses	18,280	18,294	18,323

Noninterest income	5,038	5,038	5,038
Noninterest expense	16,830	16,830	16,830

Income before income taxes	6,488	6,502	6,531
Income taxes(3)	2,100	2,106	2,117

Net income	$4,388	$4,396	$4,414

Dividends to preferred stockholders(5)(7)	0	287	861
Accretion of discount on preferred stock(6)(7)	0	51	154

Net income available to common stockholders	$4,388	$4,058	$3,399

Basic earnings per share	$1.05	$0.97	$0.81

Diluted earnings per share	$1.05	$0.95	$0.77

Average basic shares outstanding	4,189,256	4,189,256	4,189,256
Average diluted shares outstanding(4)	4,189,256	4,270,665	4,433,498

(1)	The pro forma consolidated statements of operations give effect to the equity proceeds at the beginning of the period.

(2)	The cash proceeds are assumed to be initially invested in federal funds sold earning a rate of 0.25%.

(3)	An incremental tax rate of 38.8% was assumed.

(4)	The pro forma average diluted shares outstanding includes the estimated effect of the exercise of the warrants and was accounted for under the treasury stock method.

(5)	The dividends to preferred stockholders amount to 5.0%.

(6)	The discount on the preferred stock is accreted over a five year period using the level yield method. The carrying values of the preferred stock and the warrants expected to be issued to the U.S. Treasury are based on their estimated relative fair values. The fair value of the preferred stock was estimated using a 12.0% discount rate and five-year expected life. The fair value of the warrants was estimated using a Black-Scholes valuation. The Black-Scholes valuation requires assumptions. The assumptions used in the Black-Scholes valuation were as follows: $7.14 for the strike price (based on the trailing 20-day NSFC average share price as of November 19, 2008), 37.3% for the calculated volatility, 3.1% for the weighted average dividends, five years for the expected term and 2.2% for the risk free rate for a five-year term. The assumptions used for these fair values may be different from the assumptions used at the time of receipt of the cash proceeds from the U.S. Treasury due to changing economic, market and other conditions and factors set forth in the Section entitled “Forward-Looking Statements.”

(7)	The effective yield of the preferred stock consisting of the combined dividends to preferred stockholders and the accretion of the discount on preferred stock comes to 6.1%.

(8)	The expected issuance costs of the preferred stock, such as legal expenses, are expected to be immaterial, therefore, no effect was given in the pro forma.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2008
	(Unaudited)
		Pro Forma(1)
(Dollars in thousands except for per share data)	Actual	1% as Adjusted	3% as Adjusted

Assets
Cash and cash equivalents	$57,032	$62,769	$74,244
Securities available for sale	121,822	121,822	121,822
Loans and leases	489,815	489,815	489,815
Allowance for loan and lease losses	(9,932)	(9,932)	(9,932)

Net loans and leases	479,883	479,883	479,883
Federal Home Loan Bank stock	1,757	1,757	1,757
Office buildings and equipment, net	9,648	9,648	9,648
Other real estate owned	4,636	4,636	4,636
Goodwill	9,522	9,522	9,522
Core deposit intangible assets	1,042	1,042	1,042
Accrued interest receivable and other assets	9,366	9,366	9,366

Total assets	$694,708	$700,445	$711,920

Liabilities
Deposits
Demand — noninterest bearing	$55,974	$55,974	$55,974
Interest bearing	437,147	437,147	437,147

Total deposits	493,121	493,121	493,121
Securities sold under repurchase agreements	52,019	52,019	52,019
Federal Home Loan Bank advance	35,000	35,000	35,000
Federal funds purchased	30,000	30,000	30,000
Subordinated debentures	10,000	10,000	10,000
Accrued interest payable and other liabilities	6,545	6,545	6,545

Total liabilities	626,685	626,685	626,685
Stockholders’ Equity
Common stock (Par value $.40 per share, 6,500,000 authorized 4,472,255 shares issued at September 30, 2008)	1,789	1,789	1,789
Preferred stock (Par value $.40 per share, 1,000,000 authorized as adjusted, 5,737 and 17,212 issued and outstanding as adjusted)	0	5,737	17,212
Warrants(2)(3)	0	292	876
Discount on preferred stock(2)(3)	0	(292)	(876)
Additional paid-in capital	11,584	11,584	11,584
Retained earnings	63,625	63,625	63,625
Treasury stock, at cost (400,000 shares at September 30, 2008)	(9,280)	(9,280)	(9,280)
Accumulated other comprehensive income (loss)	305	305	305

Total stockholders’ equity	68,023	73,760	85,235

Total liabilities and stockholders’ equity	$694,708	$700,445	$711,920

(1)	The pro forma consolidated balance sheets give effect to the equity proceeds based on an issue date of September 30, 2008.

(2)	The carrying values of the preferred stock and warrants are based on their estimated relative fair values at issue date.

(3)	The carrying values of the preferred stock and the warrants expected to be issued to the U.S. Treasury are based on their estimated relative fair values. The fair value of the preferred stock was estimated using a 12.0% discount rate and five-year expected life. The fair value of the warrants was estimated using a Black-Scholes valuation. The Black-Scholes valuation requires assumptions. The assumptions used in the Black-Scholes valuation were as follows: $7.14 for the strike price (based on the trailing 20-day NSFC average share price as of November 19, 2008), 37.3% for the calculated volatility, 3.1% for the weighted average dividends, five years for the expected term and 2.2% for the risk free rate for a five-year term. The assumptions used for these fair values may be different from the assumptions used at the time of receipt of the cash proceeds from the U.S. Treasury due to changing economic, market and other conditions and factors set forth in the Section entitled “Forward-Looking Statements.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL TWO:
ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING

If at the Special Meeting the number of shares of the Company’s common stock present or represented and voting in favor of the Amendment is insufficient to approve Proposal One, the Company’s management may move to adjourn, postpone or continue the Special Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of the proposal to amend the Certificate of Incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal One.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the Company’s stockholders approve the adjournment, postponement or continuation proposal, the Company could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Amendment, including the solicitation of proxies from the stockholders that have previously voted against the Amendment.

The adjournment, postponement or continuation proposal requires that holders of more of the Company’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. No proxy that is specifically marked AGAINST the proposal to amend the Certificate of Incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

The Board of Directors believes that if the number of shares of its common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the Certificate of Incorporation is insufficient to approve the Amendment, it is in the best interests of the stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of November 19, 2008, by (i) each Director, (ii) each Executive Officer, and (iii) all Executive Officers and Directors as a group. Beneficial ownership means the sole or shared power to vote or dispose of such securities.

	Number of
	Shares	Percent
Name of Director or Executive Officer	Beneficially Owned	Ownership

Fred Abdula(1)	872,265	21.4%
Kenneth W. Balza	22,571	*
Theodore A. Bertrand(2)	340,120	8.4%
Jack H. Blumberg	8,710	*
Frank J. Furlan	34,800	*
Harry S. Gaples	86,300	2.1%
James A. Hollensteiner	48,500	1.2%
Allan J. Jacobs	5,300	*
Raymond M. Mota(3)	20,175	*
Helen Rumsa	68,500	1.7%
Scott Yelvington	50,000	1.2%
Kerry J. Biegay	7,500	*
Shelly Christian	1,500	*
Brett Houston	205	*
Thomas M. Nemeth	1,173	*

All Directors and Executive Officers of the Company (13 persons)	1,567,619	38.5%

*	Less than 1%.

(1)	Includes 160,000 shares held by Mr. Abdula’s children over which Mr. Abdula has voting and dispositive power, 15,000 shares held in a trust for the benefit of Mr. Abdula’s sister, an aggregate of 2,400 shares held in various trusts for the benefit of Mr. Abdula’s children and 70 shares held by the Air Con Employees Pension Plan. The business address of Mr. Abdula is c/o NorStates Bank, 1601 N. Lewis Ave., Waukegan, Illinois 60085.

(2)	The business address of Mr. Bertrand is c/o NorStates Bank, 1601 N. Lewis Ave., Waukegan, Illinois 60085.

(3)	Includes 13,975 shares pledged pursuant to loan arrangements with the Bank.

To the Company’s knowledge, the following table lists persons who beneficially own 5% or more of the Company’s common stock as of November 13, 2008, other than Mr. Fred Abdula and Mr. Theodore A. Bertrand, whose beneficial ownership is set forth above.

	Amount of
Name and Addres	Beneficial	Percent
of Beneficial Owner	Ownership	Ownership

Thomas R. Bertrand	349,000	8.6%
17585 West Bridle Trail Rd.
Gurnee, IL 60031

FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company cautions readers of this proxy statement that a number of important factors could cause the Company’s actual results subsequent to the date of this proxy statement to differ materially from those expressed in forward-looking statements contained in this proxy statement. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. Factors that could cause actual results to differ from those predicted and could affect the future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to the remaining equipment lease pools currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings that can be obtained through the Securities and Exchange Commission’s (“SEC”) Internet Website (http://www.sec.gov).

INCORPORATION OF FINANCIAL INFORMATION

The SEC rules permit the Company to incorporate by reference certain financial information into this proxy statement, which means that the Company can disclose important information to stockholders by referring stockholders to another document without stating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date we file that document. The following information is incorporated by reference in, and is being delivered to you with, this proxy statement:

The Company incorporates by reference the following items of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”):

•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Item 7A. Quantitative and Qualitative Disclosures about Market Risk; and

•	Item 8. Financial Statements and Supplementary Data.

The Company also incorporates by reference the following items of Part I of the Company’s Quarterly Report on Form 10-Q filed with the SEC for the period ended September 30, 2008 (the “Form 10-Q”):

•	Item 1. Unaudited Condensed Consolidated Financial Statements;

•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Along with this proxy statement, we are including the Company’s Form 10-K, as filed with the SEC on March 14, 2008, and the Form 10-Q, as filed with the SEC on November 5, 2008. You can also obtain any of this information from the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means upon any written or oral request by you, a copy of any report or other information we have incorporated by reference in this document. You should direct your request to the following address: Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company’s 2009 Annual Meeting of Stockholders and desires that the proposal be included in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than December 18, 2008. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than March 3, 2009. Even if proper notice is received on or prior to March 3, 2009, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. Such proposals should be addressed to Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, Illinois 60085.

OTHER BUSINESS

At this date, management knows of no other business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

STOCKHOLDER COMMUNICATIONS

Generally, stockholders who have questions or concerns regarding the Company should contact by mail Fred Abdula, Chairman of the Board, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 238. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

Any employee, officer, stockholder or other interested party that has an interest in communicating with the Board of Directors regarding financial matters, may do so by directing communication to the Chairman of the Audit Committee.

By Order of the Board of Directors:

Helen Rumsa
Secretary

Waukegan, Illinois
January 2, 2009

ANNEX A

Text of Proposed Amendment

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is seven million five hundred thousand (7,500,000), divided into two classes as follows: one million (1,000,000) of which shall be Preferred Stock, par value of $0.40 per share, and six million five hundred thousand (6,500,000) of which shall be Common Stock, par value of $0.40 per share.

The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

PREFERRED STOCK

1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board of Directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the Board of Directors resolution or resolutions providing for the issuance thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding in each other series which ranks equally as to dividends with such particular series.

3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation.

4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

COMMON STOCK

1. Subject to preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the corporation on all matters voted upon by the stockholders.”

A-1

0
NORTHERN STATES FINANCIAL CORPORATION
Special Meeting of Stockholders January 15, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Northern States Financial Corporation hereby appoints Fred Abdula and Frank Furlan as proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Special Meeting of Stockholders of such Company and at all adjournments thereof, to be held at NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, January 15, 2009 at 4:30 P.M. in accordance with the following instructions.
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND FOR THE PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
January 15, 2009
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓      Please detach along perforated line and mail in the envelope provided.  ↓
   ■             00033000000000000000    1                                                      011509

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
	1.	Proposal to approve the amendment to the Certificate of Incorporation of the Company to authorize Preferred Stock.	☐	☐	☐

	2.	Proposal to approve any adjournment, postponement or continuation of the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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